                  NORD RESOURCES CORPORATION ANNOUNCES DELAY IN
                  INITIAL INSPECTION OF SIERRA RUTILE MINESITE

                                  Press Release

     DAYTON, Ohio, February 9, 1995 -- PR Newswire -- Nord Resources Corporation (NYSE:NRD) announced today that government forces continue to be in control of the site of its 50%-owned rutile mine in Sierra Leone. However, an initial attempt to inspect the minesite was discontinued because of concerns regarding the personal safety of the individuals assigned to perform that inspection.

     Assessment of the political, military and security situations in the country is ongoing.

     There has been no confirmed news on the three Sierra Rutile Limited employees taken hostage during the initial incident at the mine. Attempts to negotiate their release are now being coordinated by the International Red Cross.

CONTACT: Terence H. Lang, senior vice president-finance, or Karl Frydryk, corporate secretary, both of Nord Resources Corporation. 513-433-6307


                                        7